Exhibit 5.2



                           Richards, Layton & Finger
                               One Rodney Square
                           Wilmington, Delaware 19899
                                 (302) 658-6541



                                  June 25, 1997







Southern Investments UK Capital Trust I
c/o Southern Energy, Inc.
900 Ashwood Parkway
Suite 500
Atlanta, Georgia  30338

                  Re:      Southern Investments UK Capital Trust I

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Southern Investments UK plc, a public limited liability company incorporated under the laws of England and Wales (the "Company"), and Southern Investments UK Capital Trust I, a Delaware business trust (the "Trust" ), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, dated January 21, 1997, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 21, 1997;

     (b) The Declaration of Trust of the Trust, dated as of January 21, 1997 between the Company and the trustees of the Trust named therein, as amended and restated by

Southern Investments UK Capital Trust I
June 25, 1997
Page 2



the Amended and Restated Declaration of Trust of the Trust, dated as of January 29, 1997, including Annex I and Exhibits A-1 and A-2 thereto (the "Declaration of Trust"), among the Company, the trustees of the Trust named therein (collectively, the "Trustees") and the holders, from time to time, of the undivided beneficial interests in the assets of the Trust;

     (c) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus with respect to the Trust (the "Prospectus") relating to the 8.23% Exchange Subordinated Capital Income Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities"), to be filed by the Company and the Trust with the Securities and Exchange Commission on or about June 25, 1997;

     (d) A Certificate of Good Standing for the Trust, dated June 25, 1997, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization

Southern Investments UK Capital Trust I
June 25, 1997
Page 3



or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a certificate for such Capital Security in the form prescribed by the Declaration of Trust and the payment for such Capital Security, in accordance with the Declaration of Trust and the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

     2. The Capital Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Validity of Exchange Capital Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules

Southern Investments UK Capital Trust I
June 25, 1997
Page 4


and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                                     Very truly yours,

                                                  /s/Richards, Layton & Finger